UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 7, 1998



                            HARVEY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


   NEW YORK                           1-4626                   13-1534671
(State or other jurisdiction    (Commission File Number)     (IRS Employer
  of incorporation)                                      Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
    -----------------------------------------------------------------------
      (Address of principal executive office)                  (Zip Code)


     Registrant's telephone number, including area code: (201) 842-0078



                                       N/A
    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Item 5. Other Events

     Completion of Public Offering

     On April 7, 1998, Harvey Electronics, Inc., (the "Company") completed a public offering of common stock and warrants. A total of 1.2 million shares of common stock were sold at $5.00 per share, including 175,000 shares sold by the Company's majority shareholder, Harvey Acquisition Company, LLC ("HAC"). The Company also sold 2,104,500 warrants (including 274,500 warrants from the overallotment) at $0.10 per warrant. The offering was managed by The Thornwater Company, L.P. ("Thornwater").

     The Company intends to use the proceeds from the offering, approximating $4.0 million, to open or acquire additional retail stores and for working capital and general corporate purposes.

     The Company's shares are listed on the NASDAQ SmallCap Market under the symbols "HRVE" for the common stock and "HRVEW" for the warrants. The common stock and warrants began trading on March 31, 1998.

     Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired - not applicable.

     (b) Financial Statements - none.

     (c) Exhibits

     4.4  Representative's Warrant Agreement;

     4.5  Warrant Agent Agreement;

     10.1 Underwriting Agreement;

     10.2 Financial Advisory and Investment Banking Agreement between the Company and The Thornwater Company, L.P.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HARVEY ELECTRONICS, INC.



                                    By:  /s/Joseph J. Calabrese
                                         ------------------------------------
                                         Joseph J. Calabrese
                                         Executive Vice President,
                                         Chief Financial Officer,
                                         Treasurer and Secretary


     Date: April 17, 1998